Exhibit 99.1

MarineMax To Acquire IGY Marinas Significantly

Expanding Global Marina and Services Business

~Largest Superyacht Luxury Marina Network with Iconic Worldwide Locations~

~Will More than Double MarineMax’s Recurring Marina Revenue~

~Increases Global Superyacht Services Capabilities~

~Margin Enhancing Business Further Reduces Business Cyclicality~

~Projected to be Accretive in First Full Year~

CLEARWATER, FL, August 9, 2022 – MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat and yacht retailer, today announced that it has entered into a definitive agreement to acquire Island Global Yachting LLC (“IGY Marinas”), which owns and operates a collection of iconic marina assets and a yacht management platform in key global yachting destinations. MarineMax will acquire IGY Marinas for $480 million in cash, with an additional potential earnout of up to $100 million two years after closing, subject to the achievement of defined performance metrics. IGY Marinas, through recent acquisitions and organic growth, is projected to generate over $100 million of revenue in calendar 2022. Subject to the satisfaction of customary closing conditions, MarineMax expects the acquisition to close in the first half of fiscal 2023 and to be accretive within the first twelve months of closing. IGY Marinas will maintain its luxury branding that is well recognized as best-in-class in the global marina and superyacht communities. Tom Mukamal, CEO of IGY Marinas, and the IGY Marinas existing management team will continue to lead the growth and operations of the business.

IGY Marinas distinguishes itself with a synergistic network of strategically positioned luxury marinas situated in the world’s most coveted yachting and sport fishing destinations. IGY Marinas has pioneered best-in-class standards for service and quality in nautical tourism around the world. It offers a global network of 23 curated marinas in the Americas, the Caribbean, and Europe, delivering year-round customer touchpoints. IGY Marinas caters to a wide variety of luxury yachts, while also being exclusive home ports for some of the world’s largest megayachts. The network of marinas is further bolstered by its exclusive Trident superyacht membership program, expansive service offerings, and comprehensive yacht management platform. In addition, IGY Marinas is a venue for exclusive events such as the Cannes Yachting Festival, Cannes Lions International Festival of Creativity, Superyacht Miami, and Art Basel. IGY Marinas is unique in that its scale and strategic geographic footprint enables it to provide vertically integrated services to superyacht customers as they travel to popular destinations.

“We are delighted to announce our acquisition of IGY Marinas, a transformative transaction for MarineMax, that significantly strengthens our ability to provide the best customer experience to yacht owners around the world,” said W. Brett McGill, Chief Executive Officer and President of MarineMax. “The addition of IGY Marinas positions MarineMax as the preeminent leader in the superyacht industry—the only company able to offer an integrated experience coupling high value superyacht berthing and marina services in premier locations with exclusive superyacht service offerings. Moreover, this investment continues to diversify our business mix with not only higher margins, but also a larger geographic footprint, especially in highly desired destinations in the Mediterranean and the Caribbean.”

Mr. McGill continued, “We are very pleased to strategically expand with IGY Marinas and have tremendous respect for their outstanding management team for building a high-quality real estate portfolio of luxury marinas with extraordinary growth potential. IGY has experienced significant recent growth, as its brand has become sought-after by yacht owners, as well as public and private marina owners worldwide. This investment aligns with our ongoing strategic acquisition plan, including our superyacht business, to selectively expand our service offerings with acquisitions of high growth, high margin businesses. Furthermore, we strongly believe that IGY Marinas will offer our Fraser Yachts and Northrop & Johnson current and future superyacht customers the opportunity to enhance their yachting experiences by providing them access to the world’s only superyacht marina network.”

“We are excited to join the MarineMax Family and its experienced management team,” said Tom Mukamal, CEO of IGY Marinas. “MarineMax brings significant resources, synergies, and competitive advantages to our business amplifying our potential for both organic and inorganic growth. With IGY’s irreplaceable destination portfolio, demonstrated track record of successful acquisitions and a robust pipeline, we are confident in our collective ability to strengthen and build on our position as the global leader in superyacht and luxury marina destinations and related services.”

As stated above, MarineMax expects the transaction to close in the first half of fiscal 2023, subject to the satisfaction of customary closing conditions. The transaction will be financed through MarineMax’s recently completed expansion of its credit facilities and cash on hand.

Raymond James represented MarineMax, while Moelis & Company LLC represented IGY Marinas.

About MarineMax

MarineMax is the world’s largest recreational boat and yacht retailer, selling new and used recreational boats, yachts and related marine products and services, as well as providing yacht brokerage and charter services. MarineMax has over 100 locations worldwide, including 79 retail dealership locations, which includes 34 marinas or storage operations. Through Fraser Yachts and Northrop and Johnson, the Company also is the largest superyacht services provider, operating locations across the globe. Cruisers Yachts, a MarineMax company, manufactures boats and yachts with sales through our select retail dealership locations and through independent dealers. Intrepid Powerboats, a MarineMax company, manufactures powerboats and sells through a direct-to-consumer model. MarineMax provides finance and insurance services through wholly owned subsidiaries and operates MarineMax Vacations in Tortola, British Virgin Islands. The Company also operates Boatyard, a pioneering digital platform that enhances the boating experience. MarineMax is a New York Stock Exchange-listed company (NYSE: HZO). For more information, please visit www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the acquisition being accretive, the acquisition being transformative to MarineMax and strengthening its ability to provide superyacht services and making MarineMax the preeminent leader in the industry and related timing, and the post-closing management of IGY. These statements are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the impacts (direct and indirect) of COVID-19 on the Company’s business, the Company’s employees, the Company’s manufacturing partners, and the overall economy, general economic conditions, as well as those within our industry, the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2021 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Michael H. McLamb	Investors:
	Chief Financial Officer	Brad Cohen or Dawn Francfort
	727-531-1700	ICR, LLC
	Media:	investorrelations@marinemax.com
Abbey Heimensen
MarineMax, Inc.

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